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                                  Exhibit 5.1




             [Letterhead of Morrison Cohen Singer & Weinstein, LLP]




                                 (212) 735-8600





                                                           November 24, 1997

Access Beyond, Inc.
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878



           Re: Access Beyond, Inc. Registration Statement on Form S-4



Gentlemen:

     As counsel to Access Beyond, Inc., a Delaware corporation (the
"Company"), we have been requested to render our opinion in connection with the issuance of up to 45,788,162 shares of the Company's common stock, $.01 par value (the "Common Stock") and 1,217,930 shares of the Company's Series A Preferred Stock, $.01 par value (the "Preferred Stock"; the Common Stock and the Preferred Stock, collectively, the "Shares") pursuant to a registration statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended.


     In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as conformed or photostatic copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.


     Based upon the foregoing, we are of the opinion that:


     The Shares have been duly authorized by the Board of Directors of the Company and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the ownership thereof.


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Access Beyond, Inc.
November 24, 1997
Page 2

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   /s/ Morrison Cohen Singer & Weinstein, LLP